                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[_]   Soliciting Material Under Rule 14a-12

                              RENTRAK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:
[_]   Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                                [RENTRAK Logo]
                              One Airport Center
                          7700 N.E. Ambassador Place
                            Portland, Oregon 97220



         TO SUPPORT YOUR BOARD - PLEASE VOTE ONLY THE WHITE PROXY CARD
                                                      -----
                   PLEASE DISCARD ANY BLUE CARD YOU RECEIVE.



September 8, 2000

To Our Shareholders:

You may have recently received proxy solicitation materials from a group led by Paul Rosenbaum. This group is identifying itself as the Committee for the Achievement of Rentrak Excellence and is opposed by your board of directors. They refer to themselves as "CARE". We refer to them as the "CARELESS Group," because we think they care more about themselves and less about the interests of all Rentrak shareowners. Among other things, this dissident group is attempting to solicit your votes in support of their own nominees for election to the Rentrak board.

                               DO NOT BE MISLED!

CARELESS has not told you the whole story about Rentrak's stock performance. See inside for further details.

This graph shows Rentrak's stock performance since January 1999.


[Line graph depicts the price of Rentrak Corporation common stock from January 1999 to August 2000.]


The following three graphs show the stock performance for Rentrak's closest competitors for the fulfillment part of Rentrak's business since the initial public offering of each company.


[Three line graphs depict the price of Ascendant Solutions, Inc., PFSweb, Inc., and Valley Media, Inc. common stock from the date of their initial public offerings to August 2000.]

The following graphs show the stock performance for six public companies that are primarily in the specialty video retail business.


[Six line graphs depict the price of Blockbuster, Inc., Hastings Entertainment, Inc., Hollywood Entertainment Corp., Movie Gallery, Inc., Video Update, Inc., and West Coast Entertainment Corp. common stock from January 1999 to August 2000.]


The CARELESS Group doesn't seem to understand that Rentrak's current management and board of directors has outperformed its competitors over the same time period. Do not replace the current team with one that has zero experience in any of Rentrak's business segments.

                                   IMPORTANT


1. To vote Rentrak's slate of directors you must sign, date and return the WHITE PROXY CARD.

2. If you have already voted for the CARELESS Group nominees, you have every legal right to change your mind and vote FOR Rentrak's nominees on the WHITE PROXY CARD. Only your latest dated proxy card will count. We, therefore, urge you to sign the WHITE PROXY CARD.

3. Remember, it is vitally important that you vote! Not voting reduces the number of votes the CARELESS Group needs to take control of your company.

4. We urge you not to sign the shareholder group's blue proxy card. If you do, it might revoke or cancel an earlier dated management proxy.

5. If you have any questions or require assistance in voting your proxy, please call our proxy solicitor, Corporate Investor Communications, Inc., toll-free 1-888-560-9906.


            THE CARELESS GROUP IS NOT TELLING YOU THE WHOLE STORY.
                               DO NOT BE MISLED!

Very truly yours,

BOARD OF DIRECTORS OF RENTRAK CORPORATION.